Exhibit 5.1


                                    PARSONS
                                    BEHLE &
                                    LATIMER

                                 A PROFESSIONAL
                                LAW CORPORATION

201 South Main Street
Suite 1800
Salt Lake City, Utah
84111-2218
Post Office Box 45898                                        Mark E. Lehman
Salt Lake City, Utah                                         Direct Dial
84145-0898                                                   (801) 532-1234
Telephone 801 532-1234                                       E-Mail
Facsimile 801 536-6111                                       MLehman@pblutah.com



                                  May 28, 2004

Board of Directors
Buyers United, Inc.
14870 Pony Express Road
Bluffdale, Utah 84065

         Re: Registration Statement on Form S-8

Gentlemen:

         We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about the date hereof in connection with the registration under the Securities Act of 1933, as amended, of a total of up to 2,561,799 shares of common stock (the "Shares"). The Shares are issuable on exercise of options that are or may be granted under your Long Term Stock Incentive Plan or Director Stock Option Plan, and other options granted to employees.

         As your legal counsel, we have examined the proceedings taken by you in connection with the Shares. We have assumed that the recipients of these securities under the plans and options will have paid the consideration required under the terms of the plans and options prior to the issuance of the securities, and that none of the services performed by the recipients shall be related to "capital raising" transactions. It is our opinion that the Shares proposed to be issued pursuant to the Registration Statement are validly authorized and, when issued in accordance with the terms set forth in the Registration Statement, will be validly issued, fully paid, and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement.

                                                  Sincerely,

                                                  /s/

                                                  Parsons Behle & Latimer